As filed with the Commission on March 2, 1998
 Registration No. 333-________

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM S-8
	REGISTRATION STATEMENT
	Under
	The Securities Act of 1933

	Jefferson Smurfit Corporation
	(Exact name of registrant as specified in its charter)


         Delaware                          43-1531401
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)         Identification No.)



8182 Maryland Avenue
St. Louis, Missouri                           63105
(Address of principal executive offices)    (zip code)




Jefferson Smurfit Corporation (U.S.)  Management Incentive Plan
	(Full title of the plan)




	Patrick J. Moore
	Vice President and Chief Financial Officer

	Jefferson Smurfit Corporation
	8182 Maryland Avenue
 St. Louis, Missouri 63105
	(Name and address of agent for service)


	   (314) 746-1100
(Telephone number, including area code, of agent for service)

	CALCULATION OF REGISTRATION FEE

   Title of        Amount    Proposed maximum  Proposed maximum      Amount of
  securities        to be     offering price  aggregate offering  registration
to be registered registered   per share(1)        price(1)              fee
     (1)

Common Stock,    5,000,000       $14.8125        $74,062,500       $21,848.44
$.01 par value     shares

(1) 	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low sales prices for a share of Common Stock on the Nasdaq National Market on February 24, 1998.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are incorporated herein by reference the following documents and material heretofore filed by Jefferson Smurfit
Corporation ("Registrant") with the Securities and Exchange
Commission (the "Commission"):

(a)	Annual Report on Form 10-K of Registrant for the
fiscal year ended December 31, 1997.

(b)	The description of the Registrant's common stock,
par value $0.01 per share (the "Common Stock"), contained in the Registrant's Report on Form 8-A
(File No. 0-23876), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby and the interests in the employee benefit plan described herein have been passed upon by Michael E. Tierney, Esq., Vice President, General Counsel and Secretary of Jefferson Smurfit Corporation. Mr. Tierney owns, and holds options to acquire, shares of Common Stock of Registrant.


Item 6.	Indemnification of Directors and Officers.

The By-Laws of the Registrant provide the Registrant with the authority to indemnify its directors, officers, employees and agents to the full extent allowed by Delaware law. The Registrant maintains an insurance policy which provides directors and officers of the Registrant with coverage in connection with certain events.

See Item 9 for the Registrant's undertaking with respect to indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

     4.1		Restated Certificate of Incorporation of the
Registrant, filed as Exhibit 3.1 to Registrant's Form S-1
(Registration No. 33-75520) and incorporated herein by reference.

     4.2		By-Laws of the Registrant, filed as Exhibit 3.2 to
Registrant's Form S-1 (Registration No. 33-75520) and incorporated herein by reference.

     5.1		Opinion of Michael E. Tierney, Esq. regarding the
legality of the securities being registered.

    23.1		Consent of Michael E. Tierney, Esq.  (included in
Exhibit 5.1).

    23.2		Consent of Ernst & Young LLP.

    24.1		Powers of Attorney (included on the signature page
			hereof).


Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i)	to include any prospectus required by
Section 10(a)(3) of the Securities Act:

    (ii)	to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;


  (iii)	to include any material information with
respect to the plan of distribution not
previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


	SIGNATURES

Pursuant to the requirements of the Securities Act of
1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, Missouri on the 12th day of February, 1998.
                    Jefferson Smurfit Corporation
                    By:  /s/ Patrick J. Moore
                             Patrick J. Moore
                            Vice President and
                          Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Moore, Richard W. Graham and Michael E. Tierney and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                            Date

/s/ Michael W. J. Smurfit   Chairman of the Board          February 12, 1998
Michael W. J. Smurfit       and Director

/s/ Richard W. Graham       President, Chief Executive     February 12, 1998
Richard W. Graham           Officer and Director
                            (Principal Executive Officer)

/s/ Patrick J. Moore        Vice President and Chief       February 12, 1998
Patrick J. Moore            Financial Officer
                            (Principal Accounting Officer)

/s/ Leigh J. Abramson       Director                       February 12, 1998
Leigh J. Abramson

/s/ Alan E. Goldberg        Director                       February 12, 1998
Alan E. Goldberg

/s/ Michael C. Hoffman      Director                       February 12, 1998
Michael C. Hoffman

/s/ G. Thompson Hutton      Director                       February 12, 1998
G. Thompson Hutton

/s/ Michael Janson          Director                       February 12, 1998
Michael Janson

/s/ Howard E. Kilroy        Director                       February 12, 1998
Howard E. Kilroy

/s/ Thomas A. Reynolds, III Director                       February 12, 1998
Thomas A. Reynolds, III

/s/ James E. Terrill        Director                       February 12, 1998
James E. Terrill


EXHIBIT INDEX


Exhibit Number  	        		Description

4.1	               	Restated Certificate of Incorporation
                    (incorporated herein by reference)

4.2               		By-Laws (incorporated herein by reference)

5.1	               	Opinion of Michael E. Tierney, Esq.

23.1               	Consent of Michael E. Tierney, Esq.
                    (included in Exhibit 5.1 hereto)

23.2               	Consent of Ernst & Young LLP

24.1              		Powers of Attorney (included on the signature page
                    hereof)